LOCK-UP AND VOTING AGREEMENT

THIS LOCK-UP AND VOTING AGREEMENT (the “Agreement”) is entered into as of this ___ day of ____________, 2019 (the “Effective Date”) by and between [NAME OF STOCKHOLDER]1 (the “Stockholder”) and Wireless Telecom Group, Inc., a New Jersey corporation (the “Company”).

WHEREAS, the Stockholder, Holzworth Instrumentation Inc., a Colorado corporation (“Holzworth”), certain other stockholders of Holzworth and [the Company]2 are parties to that certain Share Purchase Agreement (the “Share Purchase Agreement”) of even date herewith, pursuant to which [the Company] is acquiring all of the outstanding shares of capital stock of Holzworth for a combination of cash and shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”);

WHEREAS, as consideration under the Share Purchase Agreement, the Stockholder is being issued an aggregate of [●] shares of Common Stock at the closing of the Share Purchase Agreement (the “Shares”) (subject always to the representations, warranties and covenants given by the Stockholder in relation thereto and the execution and delivery of this Lock-Up and Voting Agreement and the other Transaction Documents (as defined in the Share Purchase Agreement) by the Stockholder); and

WHEREAS, as a condition of the Company’s entry into and closing under the Share Purchase Agreement, the parties agreed to restrict the voting, sale, assignment, transfer, encumbrance or other disposition of the Shares by the Stockholder as hereinafter provided.

NOW THEREFORE, in consideration of the premises and of the terms and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. LOCK-UP OF SHARES; PERMITTED LEAK OUTS.

(a) Subject to clauses 1(c) and 1(d) below, the Stockholder hereby agrees that, without the prior written consent of the Company and except as set forth below, the Stockholder will not during the period commencing on the Effective Date and ending on the date which is 36 calendar months following the Effective Date (the “Lock-Up Period”) (i) offer, pledge, gift, donate, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, such Shares as remain subject to the Lock-Up from time to time (“Lock-Up Shares”), (ii) enter into any swap, option (including, without limitation, put or call options), short sale, future, forward or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares, or (iii) publicly announce the intention to do any of the foregoing, whether any such transaction is to be settled by delivery of shares of the Company’s Common Stock or such other securities, in cash or otherwise ((i), (ii) and (iii) being hereinafter collectively referred to as the “Lock-Up”).

1 Note to Draft: Each stockholder to sign a separate agreement.

2 Note to Draft: Purchasing entity under review by Purchaser.

(b) The Stockholder hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Lock-Up Shares to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to the Lock-Up Shares for which the Stockholder is the record holder and, in the case of Lock-Up Shares for which the Stockholder is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to the Lock-Up Shares, if such transfer would constitute a violation or breach of this Agreement. Any attempted transfer of Lock-Up Shares in violation or breach of this Agreement will be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the transfer restrictions set forth in this Agreement.

(c) Notwithstanding the foregoing, upon the prior written consent of the Company, the Stockholder may transfer (the “Permitted Transfer”) Lock-Up Shares as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of the Stockholder or a family member; provided that each transferee, donee or distributee of the Lock-Up Shares shall sign and deliver to the Company an agreement governing voting and transfer restrictions substantially in the form of this Agreement contemporaneously with such transaction.

(d) The Lock-Up shall not apply: (i) to transfers of all Shares held by the Stockholder in relation to an acceptance of a bona fide offer for the entire issued share capital of the Company (excluding any stock or shares already held by the offeror) by any person (a “Third Party Offer”) which (A) is approved by the board of directors of the Company and (B) has not been induced directly or indirectly by the Stockholder or any of the Stockholder’s affiliates; (ii) upon an intervening court order; (iii) to the transfer or disposal of Shares pursuant to a compromise or arrangement between the Company and its creditors or any class of them or between the Company and its members or any class of them which is agreed to by the creditors or members and sanctioned by the court; (iv) to the transfer of Shares pursuant to any offer by the Company to purchase its own shares; or (v) to any disposal required by any legal or regulatory requirement.

2. RELEASES.

(a) The Lock-Up shall automatically terminate if a Change of Control should occur during the Lock-Up Period. For the purposes of this Agreement, “Change of Control” shall mean any one of the following: (i) the consummation of a merger or consolidation of the Company with or into another any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization or other entity (collectively, a “Person”) (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation collectively continue to hold at least 50% of the earning power, voting power or capital stock of the surviving Person); (ii) the issuance, transfer, sale or disposition to another Person of the voting power or capital stock of the Company, if after such issuance, sale, transfer or disposition such Person would hold more than 50% of the voting power or capital stock of the Company; (iii) if the Persons who, on the date of this Agreement, constitute a majority of the board of directors of the Company or Persons nominated and/or appointed as directors by vote of a majority of such Persons, shall for any reason cease to constitute a majority of the Company’s board of directors; (iv) a sale, transfer or disposition of all or substantially all of the assets or earning power of the Company; (v) an order made for, or the adoption by the board of directors of the Company of, a plan of the dissolution, liquidation or winding up of the affairs of the Company; or (vi) the Company is adjudged bankrupt or declares bankruptcy or makes an assignment for the benefit of creditors, or makes a proposal or similar action under the bankruptcy, insolvency or other similar laws of New Jersey or any applicable jurisdiction or commences or consents to proceedings relating to it under any reorganization, dissolution or liquidation law or statute of any jurisdiction.

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(b) At any time during the Lock-Up Period, in the sole discretion of the Company’s board of directors, the Company may elect to release some or all of the Lock-Up Shares from the Lock-Up in such amounts as it may determine.

3. VOTING AGREEMENT. The Stockholder hereby irrevocably and unconditionally agrees that during the term of this Agreement, at any meeting of the shareholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the shareholders of the Company, such Stockholder shall, in each case to the fullest extent that the Lock-Up Shares are entitled to count as present, vote thereon or consent thereto:

(a) appear at each such meeting or otherwise cause the Lock-Up Shares to be counted as present thereat for purposes of calculating a quorum; and

(b) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent (if then permitted under the Company governing documents) (which vote shall be cast or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent) covering, all the Lock-Up Shares (i) in favor of any proposal presented to the shareholders with a Board’s recommendation to vote in favor of such proposal and in favor of any Board candidate nominated by the Board, (ii) against any proposal presented to the shareholders with a Board’s recommendation to vote against such proposal, and against any Board candidate not nominated or recommended by the Board, and (iii) in favor of any proposal presented to the shareholders with respect to an action of the Company, which the Board has approved, but as to which the Board has not made any recommendation, including, without limiting any of the foregoing obligations, in favor of any proposal to adjourn or postpone any meeting of the Company’s shareholders at which any of the foregoing matters requiring Stockholder’s approval are submitted for consideration and vote of the Company’s shareholders to a later date if there are not sufficient votes for approval of such matters on the date on which the meeting is held to vote upon any of the foregoing matters requiring shareholders’ approval.

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4. NO INCONSISTENT AGREEMENTS.

(a) The Stockholder hereby covenants and agrees that, except for this Agreement, the Stockholder:

(i)	has not entered into, and shall not enter into at any time during the Lock-Up Period, any voting agreement or voting trust or any other voting arrangement with respect to the Lock-Up Shares;

(ii)	has not granted, and shall not grant at any time during the Lock-Up Period, a proxy (except pursuant to Section 5), consent or power of attorney with respect to the Lock-Up Shares that is inconsistent with, or that would have any adverse effect on Stockholder’s ability to meet, the Stockholder’s obligations hereunder; and

(iii)	has not taken and shall not take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect as of any time when this Agreement remains in effect or have the effect of preventing or disabling the Stockholder from performing any of the Stockholder’s obligations under this Agreement.

(b) The Stockholder hereby confirms that that the Stockholder has given no proxies, powers of attorney, instructions or other requests prior to the execution of this Agreement in respect of the voting of the Lock-Up Shares.

5. PROXY. The Stockholder hereby irrevocably appoints as the Stockholder’s proxy and attorney-in-fact, Michael Kandell, the Chief Financial Officer of the Company, and Timothy Whelan, the Chief Executive Officer of the Company, and any individual who shall hereafter succeed any such persons, each of them individually, with full power of substitution and resubstitution, to cause all of the Lock-Up Shares that the Stockholder would be entitled to vote if personally present to be counted as present at any shareholder meeting called to consider any matter of the Company, and to vote or execute written consents with respect to the Lock-Up Shares in accordance with Section 3 prior to the end of the Lock-Up Period at any annual or special meetings of shareholders of the Company (or adjournments thereof) at which any of the matters described in Section 3 is to be considered; provided, however, that the Stockholder’s grant of the proxy contemplated by this Section 5 shall be effective if, and only if, the Stockholder has not delivered to the Secretary of the Company at least ten (10) Business Days prior to the meeting at which any of the matters described in Section 3 is to be considered a duly executed proxy card previously approved by the Company, and that may only be revoked only after the end of the Lock-Up Period, directing that the Lock-Up Shares be voted in accordance with Section 3. This proxy, if it becomes effective, is coupled with an interest, and shall be irrevocable prior to the end of the Lock-Up Period, at which time any such proxy shall terminate. The Stockholder (solely in capacity as such) shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. The Company may terminate this proxy with respect to the Stockholder at any time at its sole election by written notice provided to the Stockholder.

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6. TRANSFER; SUCCESSOR AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. As provided above, any Permitted Transfer shall require the transferee to execute a lock-up and voting agreement in accordance with the same terms set forth herein. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7. LEGENDS.

(a) The Stockholder hereby agrees that each outstanding certificate, if any, representing the Lock-Up Shares shall for such time as those Shares are subject to the Lock-Up, in addition to any other legends contemplated by the Share Purchase Agreement or as may be required in compliance with Federal securities laws, bear a legend reading substantially as follows:

THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE VOTING THEREOF IS SUBJECT TO THE TERMS AND CONDITIONS OF A LOCK-UP AND VOTING AGREEMENT DATED __________________, 2019, BETWEEN THE ISSUER AND THE STOCKHOLDER LISTED ON THE FACE HEREOF. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER AND WILL BE PROVIDED TO THE HOLDER HEREOF UPON REQUEST. NO TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH LOCK-UP AND VOTING AGREEMENT.

To the extent the Lock-Up Shares are issued in book entry form, the Company may make similar notations in book entry systems and book entry share advice documents to the same restrictive effect.

(b) Upon the release or termination of the Lock-Up in respect of any Lock-Up Shares, and subject to the Stockholder returning to the Company any existing certificates representing those Shares, the Stockholder shall be entitled to, and the Company shall provide, a replacement certificate which does not bear the legend referred to in clause 7(a) above (provided, that any other restrictive legends or notations related thereto shall be unaffected).

(c) A copy of this Agreement shall be filed with the corporate secretary of the Company, shall be kept with the records of the Company and shall be made available for inspection by any shareholder of the Company.

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8. OTHER RIGHTS. The Stockholder understands and agrees that the Company is under no obligation pursuant to this Agreement to register the sale, transfer or other disposition of the Shares under the Securities Act of 1933, as amended, or to take any other action necessary in order to make compliance with an exemption from such registration available. The Stockholder has agreed to enter into this Agreement and act in the manner specified in this Agreement for consideration. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to the Lock-Up Shares. All rights and all ownership and economic benefits of and relating to the Lock-Up Shares shall remain vested in and belong to the Stockholder. Without limiting the generality of the previous sentence, the Stockholder shall be entitled to receive any cash dividend paid by the Company with respect to the Lock-Up Shares during the Lock-Up Period. Nothing in this Agreement shall be interpreted as (i) obligating the Stockholder to exercise or convert any warrants, options or convertible securities or otherwise to acquire Common Stock or (ii) creating or forming a “group” with any other person, including the Company, for purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, or any other similar provision of applicable law.

9. SPECIFIC PERFORMANCE. The Stockholder acknowledges that there would be no adequate remedy at law if the Stockholder fails to perform any of the Stockholder’s obligations hereunder, and accordingly agrees that the Company, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of the Stockholder under this Agreement in accordance with the terms and conditions of this Agreement. Any remedy under this Section 9 is subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

10. NOTICES. All notices, statements, instructions or other documents required to be given hereunder shall be in writing and shall be given either personally or by mailing the same in a sealed envelope, first-class mail, postage prepaid and either certified or registered, return receipt requested, or by telecopy, and shall be addressed to the Company at its principal offices and to the Stockholder at the address last appearing on the books and records of the Company.

11. RECAPITALIZATIONS AND EXCHANGES AFFECTING SHARES; EARNOUT SHARES.

(a) Except as otherwise provided herein, the provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Lock-Up Shares, to any and all shares of capital stock or equity securities of the Company which may be issued by reason of any stock dividend, stock split, reverse stock split, combination, recapitalization, reclassification or otherwise and which are derived from or attributable to Lock-Up Shares from time to time, but not to any shares of capital stock or equity securities of the Company which are derived from Shares which have been released from the Lock-Up.

(b) To the extent any shares of Common Stock are issued in payment of any Earnout Consideration (as defined in the Share Purchase Agreement) in accordance with the terms of the Share Purchase Agreement, such shares shall be considered “Shares” as defined herein, subject to all applicable transfer restrictions, voting and other provisions as set forth herein, with the “Effective Date” as defined herein with respect to such shares being the date such shares were issued; provided that, to the extent the portion of the first $1,500,000 of Earnout Consideration that is paid in cash represents less than 30% of such Earnout Consideration, the portion of shares of Common Stock issued as Earnout Consideration constituting the difference between the cash percentage paid and 30% of the first $1,500,000 of Earnout Consideration shall not be subject to the Lock-Up and shall not be considered Lock-Up Shares.

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12. FURTHER ASSURANCES. From time to time until the end of the Lock-Up Period, at the Company’s reasonable request and expense, but without further consideration, the Stockholder agrees to cooperate with the Company in making all filings and obtaining all consents of any governmental authority and third parties and to execute and deliver such additional documents and take or cause to be taken all such further actions as may be necessary or desirable to effect the actions contemplated by this Agreement. Without limiting the foregoing, the Stockholder hereby authorizes the Company to publish and disclose in any announcement or disclosure required by the Securities and Exchange Commission and in a proxy statement the Stockholder’s identity and ownership of the Lock-Up Shares and the nature of the Stockholder’s obligations under this Agreement. If the Stockholder is the beneficial owner, but not the record holder, of the Lock-Up Shares, the Stockholder agrees to take all actions necessary to cause the record holder and any nominees to vote all of the Lock-Up Shares in accordance with this Agreement, and otherwise ensure that the Lock-Up Shares are subject to the restrictions set forth in this Agreement.

13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey. Any suit, action or proceeding with respect to this Agreement shall be brought in the state or federal courts located in Morris County in the State of New Jersey. The parties hereto hereby accept the exclusive jurisdiction and venue of those courts for the purpose of any such suit, action or proceeding. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Morris County, New Jersey, and hereby further irrevocably waive any claim that any suit, action or proceeding brought in Morris County, New Jersey has been brought in an inconvenient form.

14. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15. ATTORNEYS’ FEES. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled as determined by such court, equity or arbitration proceeding.

16. AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended with the written consent of the Company and the Stockholder. No delay or failure on the part of the Company in exercising any power or right under this Agreement shall operate as a waiver of any power or right.

17. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

18. CONSTRUCTION. This Agreement has been entered into freely by each of the parties, following consultation with their respective counsel, and shall be interpreted fairly in accordance with its respective terms, without any construction in favor of or against either party.

19. ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

WIRELESS TELECOM GROUP, INC.

By:
Name:	Timothy Whelan
Title:	Chief Executive Officer

STOCKHOLDER:

Name:

[Signature Page to Lock Up and Voting Agreement]